First Trust Advisors L.P.
                     120 East Liberty Drive
                            Suite 400
                    Wheaton, Illinois  60187



                        December 11, 2008


First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, IL  60187

     Re:  FT 1904

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
155328 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                              Sincerely,

                              First Trust Advisors L.P.



                              Jason T. Henry
                              Senior Vice President